Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of
1934

Filed by the registrant [X]
Filed by a party other than the registrant [ ]


Check the appropriate box:
[ ]   Preliminary proxy statement
[X]   Definitive proxy statement
[ ]   Definitive additional materials
[ ]   Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                       KLAMATH FIRST BANCORP, INC.
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              (Name of Registrant as Specified in Its Charter)

                       KLAMATH FIRST BANCORP, INC.
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                 (Name of Person(s) Filing Proxy Statement)

Payment of filing fee (Check the appropriate box):
[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1)  Title of each class of securities to which transaction applies:
                              N/A
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(2)  Aggregate number of securities to which transactions applies:
                              N/A
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(3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
                              N/A
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(4)  Proposed maximum aggregate value of transaction:
                              N/A
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     Check box if any part of the fee is offset as provided by Exchange Act
     Rule 0-11 (a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)  Amount previously paid:
                             N/A
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(2)  Form, schedule or registration statement no.:
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(3)  Filing party:
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(4)  Date filed:
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




                              December 23, 1999





Dear Shareholder:

     You are cordially invited to attend the Annual Meeting of Shareholders of Klamath First Bancorp, Inc. ("Corporation"), the holding company for Klamath First Federal Savings and Loan Association. The meeting will be held at the Shilo Inn, 2500 Almond Street, Klamath Falls, Oregon, on Wednesday, January 26, 2000, at 2:00 p.m., Pacific Time.

     The Notice of Annual Meeting of Shareholders and the Proxy Statement appearing on the following pages describe the formal business to be transacted at the meeting. During the meeting, we will also report on the operations of the Corporation. Directors and officers of the Corporation, as well as a representative of Deloitte & Touche LLP, the Corporation's independent auditors, will be present to respond to any questions our shareholders may have.

     Please sign, date and return the enclosed proxy card. If you attend the meeting, you may vote in person even if you have previously mailed a proxy card.

     We look forward to seeing you at the meeting.

                              Sincerely,

                              /s/ Gerald V. Brown

                              Gerald V. Brown
                              President and Chief Executive Officer

                        KLAMATH FIRST BANCORP, INC.
                              540 Main Street
                        Klamath Falls, Oregon 97601
                              (541) 882-3444

------------------------------------------------------------------------------
                  NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                       To Be Held on January 26, 2000
------------------------------------------------------------------------------

     NOTICE IS HEREBY GIVEN THAT, the Annual Meeting of Shareholders ("Meeting") of Klamath First Bancorp, Inc. ("Corporation") will be held at the Shilo Inn, 2500 Almond Street, Klamath Falls, Oregon, on Wednesday, January 26, 2000, at 2:00 p.m., Pacific Time.

     A Proxy Card and Proxy Statement for the Meeting are enclosed.

     The Meeting is for the purpose of considering and acting upon:

     1.   The election of three directors of the Corporation; and

     2. Such other matters as may properly come before the Meeting or any adjournments thereof.

     NOTE: The Board of Directors is not aware of any other business to come before the Meeting.

     Any action may be taken on the foregoing proposals at the Meeting on the date specified above or on any date or dates to which, by original or later adjournment, the Meeting may be adjourned. Shareholders of record at the close of business on November 29, 1999, are the shareholders entitled to receive notice of and to vote at the Meeting and any adjournments thereof.

     You are requested to fill in and sign the enclosed form of proxy, which is solicited by the Board of Directors, and to mail it promptly in the enclosed envelope. The proxy will not be used if you attend the Meeting and vote in person.

                              BY ORDER OF THE BOARD OF DIRECTORS

                              /s/ Robert A. Tucker

                              ROBERT A. TUCKER
                              SECRETARY


Klamath Falls, Oregon
December 23, 1999

------------------------------------------------------------------------------
IMPORTANT: THE PROMPT RETURN OF PROXIES WILL SAVE THE CORPORATION THE EXPENSE OF FURTHER REQUESTS FOR PROXIES IN ORDER TO ENSURE A QUORUM. A SELF-ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.
------------------------------------------------------------------------------

------------------------------------------------------------------------------
                             PROXY STATEMENT
                                   OF
                        KLAMATH FIRST BANCORP, INC.
                             540 Main Street
                        Klamath Falls, Oregon 97601
                               (541) 882-3444

------------------------------------------------------------------------------
                      ANNUAL MEETING OF SHAREHOLDERS
                              January 26, 2000
------------------------------------------------------------------------------

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Klamath First Bancorp, Inc. ("Corporation"), the holding company for Klamath First Federal Savings and Loan Association ("Association"), to be used at the Annual Meeting of Shareholders of the Corporation ("Meeting"). The Meeting will be held at the Shilo Inn, 2500 Almond Street, Klamath Falls, Oregon, on Wednesday, January 26, 2000, at 2:00 p.m., Pacific Time. The accompanying Notice of Annual Meeting of Shareholders, this Proxy Statement and the enclosed form of Proxy are being first mailed to shareholders on or about December 23, 1999.

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                        VOTING AND PROXY PROCEDURE
------------------------------------------------------------------------------

     Shareholders Entitled to Vote at Meeting. Shareholders of record at the close of business on November 29, 1999 ("Record Date") are entitled to one vote for each share of common stock ("Common Stock") of the Corporation then held. As of the close of business on the Voting Record Date, the Corporation had 7,063,315 shares of Common Stock issued and outstanding.

     Quorum Requirement. The presence, in person or by proxy, of at least a majority of the total number of outstanding shares of Common Stock entitled to vote is necessary to constitute a quorum at the Meeting. Abstentions will be counted as shares present and entitled to vote at the Meeting for purposes of determining the existence of a quorum. Broker non-votes will not be considered shares present and will not be included in determining whether a quorum is present.

     Proxies; Proxy Revocation Procedures. The Board of Directors solicits proxies so that each shareholder has the opportunity to vote on the proposals to be considered at the Meeting. When a proxy card is returned properly signed and dated, the shares represented thereby will be voted in accordance with the instructions on the proxy card. Where a proxy card is properly signed but no instructions are indicated, proxies will be voted FOR the nominees for directors set forth below. If a shareholder attends the Meeting, he or she may vote by ballot.

     If a shareholder is a participant in the Klamath First Federal Savings and Loan Association Employee Stock Ownership Plan ("ESOP"), the proxy card represents a voting instruction to the trustees of the ESOP as to the number of shares in the participant's plan account. Each participant may direct the trustees as to the manner in which shares of Common Stock allocated to the participant's plan account are to be voted. Unallocated shares of Common Stock held by the ESOP, and allocated shares for which no voting instructions are received from participants, will be voted by the trustees in the same proportion as shares for which the trustees have received voting instructions.

     Shareholders who execute proxies retain the right to revoke them at any time. Proxies may be revoked by written notice delivered in person or mailed to the Secretary of the Corporation or by filing a later dated proxy before a vote being taken on a particular proposal at the Meeting. Attendance at the Meeting will not automatically revoke a proxy, but a shareholder in attendance may request a ballot and vote in person, thereby revoking a prior granted proxy.

     Vote Required. The three directors to be elected at the Meeting will be elected by a plurality of the votes cast by shareholders present in person or by proxy and entitled to vote. Shareholders are not permitted to cumulate their votes for the election of directors. Votes may be cast for or withheld from each nominee for election as directors. Votes that are withheld and broker non-votes will have no effect on the outcome of the election because directors will be elected by a plurality of votes cast.

------------------------------------------------------------------------------
      VOTING SECURITIES AND SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                           OWNERS AND MANAGEMENT
------------------------------------------------------------------------------

     Persons and groups who beneficially own in excess of 5% of the outstanding shares of the Corporation's Common Stock are required to file with the Securities and Exchange Commission ("SEC"), and provide a copy to the Corporation, certain reports disclosing such ownership pursuant to the Securities Exchange Act of 1934, as amended ("Exchange Act"). Based solely upon the receipt of such reports, other than as set forth in the following table, management knows of no person who owned more than 5% of the outstanding shares of Common Stock as of the Record Date. In addition, the following table sets forth, as of the Record Date, information as to the shares of the Common Stock beneficially owned by each director and named executive officer and by all executive officers and directors of the Corporation as a group.

                                               Number of
                                                 Shares      Percent of
                                              Beneficially     Shares
Name                                            Owned (1)    Outstanding
----                                            ---------    -----------

Klamath First Federal Savings and Loan          587,190          8.31%
Association Employee Stock Ownership Plan
540 Main Street
Klamath Falls, Oregon 97601

Dimensional Fund Advisors, Inc.(2)              544,600          7.71
1299 Ocean Avenue
11th Floor
Santa Monica, California 90401

Directors and Named Executive Officers(3)

Rodney N. Murray, Chairman of the Board          69,662(4)         *
Gerald V. Brown, President and Chief
 Executive Officer                              243,574(5)       3.45
Bernard Z. Agrons                                52,179(6)         *
J. Gillis Hannigan                               52,434(7)         *
Dianne E. Spires                                 15,463(8)         *
Timothy A. Bailey                                52,237(9)         *
James D. Bocchi                                  68,736(10)        *
William C. Dalton                                42,691(11)        *
Robert A. Tucker, Senior Vice President
 and Secretary                                  156,850(12)      2.22
All Executive Officers and                      883,234(13)     12.51
 Directors as a Group (11 persons)

                       (footnotes on following page)

-----------------
(1) In accordance with Rule 13d-3 under the Exchange Act, a person is deemed to be the beneficial owner, for purposes of this table, of any shares of Common Stock if he has voting and/or investment power with respect to such security or has a right to acquire, through the exercise of outstanding options or otherwise, beneficial ownership at any time within 60 days from the Record Date. The table includes shares owned by spouses, other immediate family members in trust, shares held in retirement accounts or funds for the benefit of the named individuals, and other forms of ownership, over which shares the persons named in the table possess voting and/or investment power.
(2)   Based on a Schedule 13G, dated February 11, 1999 filed with the SEC.
(3) Under SEC regulations, the term "named executive officer(s)" is defined to include the chief executive officer, regardless of compensation level, and the four most highly compensated executive officers, other than the chief executive officer, whose total annual salary and bonus for the last completed fiscal year exceeded $100,000. Gerald V. Brown and Robert A. Tucker were the Corporation's only "named executive officers" for the fiscal year ended September 30, 1999. Mr. Brown is also a director of the Corporation.
(4) Includes 36,700 shares underlying stock options exercisable within 60 days of the Record Date.
(5) Includes 146,797 shares underlying stock options exercisable within 60 days of the Record Date.
(6) Includes 27,402 shares underlying stock options exercisable within 60 days of the Record Date.
(7) Includes 27,402 shares underlying stock options exercisable within 60 days of the Record Date.
(8) Includes 9,297 shares underlying stock options exercisable within 60 days of the Record Date.
(9) Includes 27,402 shares underlying stock options exercisable within 60 days of the Record Date.
(10) Includes 27,402 shares underlying stock options exercisable within 60 days of the Record Date.
(11) Includes 27,402 shares underlying stock options exercisable within 60 days of the Record Date.
(12) Includes 93,950 shares underlying stock options exercisable within 60 days of the Record Date.
(13) Includes 494,218 shares underlying stock options exercisable within 60 days of the Record Date.
*     Less than 1%.

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                       PROPOSAL I - ELECTION OF DIRECTORS
------------------------------------------------------------------------------

     The Corporation's Board of Directors consists of eight directors as required by the Corporation's Bylaws. The Corporation's Bylaws also provide that directors will be elected for three-year staggered terms with approximately one-third of the directors elected each year.

     The nominees for election this year are Timothy A. Bailey, James D. Bocchi and William C. Dalton, all of whom are current members of the Board of Directors. Each have been nominated to serve for a three-year term.

     It is intended that the proxies solicited by the Board of Directors will be voted for the election of the above named nominees for the terms specified in the table below. If the nominees are unable to serve, the shares represented by all valid proxies will be voted for the election of such substitute as the Board of Directors may recommend. At this time the Board of Directors knows of no reason why any of the nominees might be unavailable to serve.

     The Board of Directors recommends a vote "FOR" the election of Messrs. Bailey, Bocchi and Dalton.

     The following table sets forth certain information regarding the nominees for election at the Meeting and the directors continuing in office after the Meeting.

                                                           Year First
                                                           Elected or
                            Principal Occupation           Appointed   Term to
    Name           Age(1)   During Last Five Years         Director(2) Expire
    ----           ------   ----------------------         ----------- ------
                              BOARD NOMINEES

Timothy A. Bailey   53   Senior Vice President - Klamath      1993     2003(3)
                         Operations for Regence Blue Cross/
                         Blue Shield, a health insurance
                         company.

James D. Bocchi     75   Retired; President of the            1983     2003(3)
                         Association from 1984 to 1994.

William C. Dalton   68   Retired, former owner of W.C.        1972     2003(3)
                         Dalton and Company, farming.

                      DIRECTORS CONTINUING IN OFFICE

Gerald V. Brown     63   President of the Corporation;        1994     2002
                         and Chief Executive Officer of the
                         Association since June 1994; Senior
                         Vice President of the Association
                         from 1982 to 1994.

J. Gillis Hannigan  70   Retired; Former Executive Vice       1987     2002
                         President of Modoc Lumber, Klamath
                         Falls, Oregon.

Dianne E. Spires    45   Certified public accountant;         1997     2002
                         Partner in Rusth, Spires &
                         Menefee, LLP, Klamath Falls,
                         Oregon.

Rodney N. Murray    71   Owner and operator of Rod Murray     1976     2001
                         Ranch, Klamath Falls, Oregon.

Bernard Z. Agrons   77   Retired; Weyerhaeuser Company Vice   1974     2001
                         President for the Eastern Oregon
                         Region until 1981.  Former State
                         Representative in the Oregon State
                         Legislature from 1983 to 1991.

---------------
(1) As of September 30, 1999.
(2) Includes service on the Board of Directors of the Association.
(3) Assuming election or re-election at the Meeting.

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              MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS
------------------------------------------------------------------------------

     The Boards of Directors of the Corporation and the Association conduct their business through meetings of the Boards and through their committees. During the fiscal year ended September 30, 1999, the Board of Directors of the Corporation held nine regular meetings and no special meetings and the Board of Directors of the Association held 12 regular meetings. No director of the Corporation or the Association attended fewer than 75% of the total meetings of the Boards and committees on which such person served during this period.

     The Boards of Directors of the Corporation and the Association have established various committees, including Executive, Audit, Compensation and Nominating Committees.

     The Executive Committee consists of Messrs. Brown, Bocchi, Dalton, Hannigan and Murray. The Executive Committee has the power and authority to act on behalf of the Board of Directors on matters between regularly scheduled Board meetings unless specific Board of Directors' action is otherwise required. The Executive Committees of the Corporation and of the Association met three times during the year ended September 30, 1999.

     The Audit Committee consists of Messrs. Agrons, Dalton and Murray and Ms. Spires. The Audit Committee reviews the internal auditors' reports and results of their examination prior to review by and with the entire Board of Directors and retains and establishes the scope of engagement of the Corporation's independent auditors. The Audit Committee met four times during the year ended September 30, 1999.

     The Compensation Committee, consisting of Messrs. Hannigan, Agrons and Bailey, reviews and recommends compensation arrangements for management and other personnel. The Compensation Committee met three times during the year ended September 30, 1999.

     The Nominating Committee, consisting of the Corporation's full Board of Directors, selects the nominees for election as directors. The Nominating Committee met once to nominate the nominees for directors at the Meeting.

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                           DIRECTORS' COMPENSATION
------------------------------------------------------------------------------

     The Corporation and the Association each pay fees to its directors, and each director of the Corporation is a director of the Association. Each director of the Corporation receives a quarterly fee of $1,000, except that the Chairman of the Board receives a quarterly fee of $1,250. Each director of the Association other than the Chairman of the Board receives an annual retainer of $10,900 and a fee of $1,400 per month for attendance at regular Board meetings. The Chairman of the Board of the Association receives the same annual retainer as other directors but a fee of $1,800 per month for attendance at regular Board meetings. The Corporation and the Association paid total fees to directors of $227,700 for the fiscal year ended September 30, 1999, and $16,800 was paid to one director emeritus.

     The Association also maintains an unfunded supplemental benefit plan to provide retirement benefits to members of the Board of Directors. Payments are based on directors' fees paid by the Association and continue for a period of five years following a director's retirement, except for directors who served at January 1, 1992, who receive this fee for life.

------------------------------------------------------------------------------
                            EXECUTIVE COMPENSATION
------------------------------------------------------------------------------

     Summary Compensation Table. The following information is provided for Messrs. Brown and Tucker.


                                                                    Long-Term Compensation
                                    Annual Compensation(1)                  Awards
                                --------------------------------- --------------------------
                                                        Other
                                                        Annual     Restricted                  All Other
                                                        Compen-    Stock                       Compensa-
Name and Position        Year   Salary($)(2) Bonus($)   sation($)  Awards($)(3)   Options(#)   tion($)(4)
-----------------        ----   ------------ --------   ---------  ------------   ----------   ----------

Gerald V. Brown          1999    $182,412    $12,845     $ --         $ --          --          $37,913
 President and Chief     1998     168,312     25,245       --           --          --           39,050
 Executive Officer       1997     153,012     30,000       --           --          --           51,090
 and Director

Robert A. Tucker         1999    $ 98,964    $ 5,084     $ --         $ --          --          $37,913
 Senior Vice President   1998      93,384      9,600       --           --          --           39,050
 and Secretary           1997      86,874     10,678       --           --          --           51,090


------------------
(1) All compensation is paid by the Association. Excludes certain additional benefits which did not exceed the lesser of $50,000 or 10% of salary and bonus.
(2)  Salary for Mr. Brown includes directors' fees of $31,700 for fiscal 1999.
(3) Represents in 1996 the value of restricted stock awards at April 9, 1996, the date of grant, pursuant to the Management Recognition and Development Plan ("MRDP"). Dividends are paid on such awards if and when dividends are declared and paid by the Corporation on the Common Stock. At September 30, 1999, the value of the unvested awards (which vest pro rata over the remaining two-year period) was approximately $469,511 (37,189 shares at $12.625 per share) for Mr. Brown and approximately $296,536 (23,488 shares at $12.625 per share) for Mr. Tucker.
(4)  Represents the cost to the Corporation of awards under the ESOP.

     Option Grants. No options were granted to Messrs. Brown and Tucker during fiscal 1999.

     Option Exercise/Value Table. The following information is provided for Messrs. Brown and Tucker.

                                                      Number of                    Dollar Value of
                   Number of                      Unexercised Options           In-the-Money Options
                    Shares       Dollar           at Fiscal Year End(#)         at Fiscal Year End($)
                  Acquired on    Value         ---------------------------   ---------------------------
    Name          Exercise (#)   Realized($)   Exercisable   Unexercisable   Exercisable   Unexercisable
    ----          ------------   -----------   -----------   -------------   -----------   -------------

Gerald V. Brown        --           $--          146,797         97,865         $ -0-         $ -0-

Robert A. Tucker       --           $--           93,950         62,634         $ -0-         $ -0-


     Employment Agreement. The Corporation and the Association (collectively, "Employers") have entered into three-year employment agreements ("Employment Agreements") with Messrs. Brown and Tucker (individually, the "Executive").

     Under the Employment Agreements, the current salary levels for Messrs. Brown and Tucker are $182,412 and $98,964, which amounts will be paid by the Association and which may be increased at the discretion of the Board of Directors or an authorized committee of the Board. On each anniversary of the commencement date of the Employment Agreements, the term of each agreement may be extended for an additional year at the discretion of the Board of

Directors. The current term for each of Messrs. Brown's and Tucker's Employment Agreement expires on October 4, 2001. The Employment Agreements are terminable by the Employers for just cause at any time or upon the occurrence of certain events specified by federal regulations.

     The Employment Agreements provide for severance payments and other benefits in the event of involuntary termination of employment in connection with any change in control of the Employers. Severance payments also will be provided on a similar basis in connection with a voluntary termination of employment where, subsequent to a change in control, Messrs. Brown or Tucker are assigned duties inconsistent with their respective positions, duties, responsibilities and status immediately prior to such change in control. The term "change in control" is defined in the Employment Agreements as, among other things, any time during the period of employment when (a) a person other than the Corporation purchases shares of Common Stock pursuant to a tender or exchange offer for such shares, (b) any person (as such term is used in Sections 13(d) and 14(d)(2) of the Exchange Act) is or becomes the beneficial owner, directly or indirectly, of securities of the Corporation representing 25% or more of the combined voting power of the Corporation's then outstanding securities, (c) the membership of the Board of Directors changes as the result of a contested election, or (d) shareholders of the Corporation approve a merger, consolidation, sale or disposition of all or substantially all of the Corporation's assets, or a plan of partial or complete liquidation.

     The maximum value of the severance benefits under the Employment Agreements is 2.99 times the Executive's average annual compensation during the five-year period preceding the effective date of the change in control (the "base amount"). Such amounts will be paid in a lump sum within ten business days following the termination of employment. Had a change in control of the Employers occurred in 1999, Messrs. Brown and Tucker would have been entitled to a severance payment of approximately $462,421 and $255,676, respectively. Section 280G of the Internal Revenue Code of 1986, as amended ("Code"), provides that certain severance payments which equal or exceed three times the base compensation of the individual are deemed to be "excess parachute payments" if they are contingent upon a change in control. Individuals receiving excess parachute payments are subject to a 20% excise tax on the amount of such excess payments, and the Employers would not be entitled to deduct the amount of such excess payments.

     The Employment Agreements restrict each Executive's right to compete against the Employers for a period of one year from the date of termination of the agreement if an Executive voluntarily terminates employment, except in the event of a change in control.

     Retirement Plan. The Association participates in the Financial Institutions Retirement Fund ("FIRF"), a defined benefit retirement plan. All employees working at least 1,000 hours per year are eligible to participate in the FIRF after completion of one year of service to the Association. Benefits are based upon years of service and salary excluding bonuses, fees, commissions, etc. Participants are fully vested in their accrued benefit after five years of service. At September 30, 1999, Messrs. Brown and Tucker had 41 years and 25 years, respectively, of credited service under the FIRF.

     The normal retirement age is 65 and the early retirement age is before age 65, but at least age 45. Normal retirement benefits are equal to 1.5% multiplied by the years of benefit service to the Association and by the employee's average base salary for the five highest consecutive years preceding retirement up to the covered compensation level. An employee may also elect early retirement in which case the retirement benefit payable at age 65 will equal the vested amount of the employee's normal retirement benefit accrued through the employee's last day of employment. However, if payments commence prior to age 65, the benefit is reduced proportionately based on the employee's age. Payment may also be deferred to any time up to age 70, in which case the retirement allowance payable at age 65 will be increased by .8% for each month of deferment after age 65 (to a maximum increase of 48%). The Association's contributions are determined actuarially in an amount necessary to fund the accrued and anticipated benefits. Upon retirement, the regular form of benefit under the FIRF is an annuity payable in equal monthly installments for the life of the employee. Optional annuity benefit forms or a lump sum distribution may also be elected by the employee. Benefits are not reduced by a participant's social security benefits.

     The following table indicates the annual retirement benefits that would be payable under the FIRF upon retirement at age 65 to a participant electing to receive his or her retirement benefits in the standard form of benefits, assuming various specified levels of the FIRF compensation and various specified years of credited service. Under the Code, maximum annual benefits under the FIRF are limited to $130,000 per year for the 1999 calendar year.

                                          Years of Service
 Highest Five Year   ---------------------------------------------------------
Annual Compensation     15          20          25          30          35
-------------------  ---------------------------------------------------------
    $  10,000        $ 2,250     $ 3,000     $ 3,750     $ 4,500     $ 5,250
    $  20,000          4,500       6,000       7,500       9,000      10,500
    $  30,000          6,750       9,000      11,250      13,500      15,750
    $  40,000          9,000      12,000      15,000      18,000      21,000
    $  50,000         11,250      15,000      18,750      22,500      26,250
    $  60,000         13,500      18,000      22,000      27,000      31,500
    $  70,000         15,750      21,000      26,250      31,500      36,750
    $  80,000         18,000      24,000      30,000      36,000      42,000
    $  90,000         20,250      27,000      33,750      40,500      47,250
    $ 100,000         22,500      30,000      37,500      45,000      52,500
    $ 110,000         24,750      33,000      41,250      49,500      57,750

     Notwithstanding anything to the contrary set forth in any of the Corporation's previous filings under the Securities Act of 1933, as amended, or the Exchange Act that might incorporate future filings, including this Proxy Statement, in whole or in part, the following Report of the Compensation Committee and Performance Graph shall not be incorporated by reference into any such filings.

     Report of the Compensation Committee. The Compensation Committee's duties are to recommend and administer policies that govern executive compensation for the Corporation and the Association. The Compensation Committee evaluates executive performances, compensation policies and salaries and makes recommendations to the Board of Directors concerning the compensation of each named executive officer and other executive officers.
The Board of Directors reviews the Compensation Committee's recommendations and establishes compensation levels for the coming year.

     The executive compensation policy of the Corporation and the Association is designed to establish an appropriate relationship between executive pay and the Corporation's and the Association's annual and long-term performance, long-term growth objectives, and their ability to attract and retain qualified executive officers. The principles underlying the program are:

     -- To attract and retain key executives who are vital to the long-term success of the Corporation and the Association and who are of the highest caliber;

     -- To provide compensation levels competitive with those offered throughout the financial industry; and

     -- To motivate executives to enhance long-term shareholder value by building their personal ownership in the Corporation.

     The Compensation Committee also considers a variety of subjective and objective factors in determining the compensation package for individual executives, including (i) the performance of the Corporation and the Association as a whole with emphasis on annual and long-term performance, (ii) the responsibilities assigned to each executive, and (iii) the performance of each executive of assigned responsibilities as measured by the progress of the Corporation and the Association during the year.

     Independent compensation consultants, such as Martech Associates, Inc., Portland, Oregon, are periodically engaged to review the compensation levels of management as compared with peers with comparable responsibilities in other financial institutions. The Compensation Committee also considers compensation surveys prepared by The Bank Administration Institute, America's Community Bankers, Ben S. Cole Financial Survey of Executive Salaries and Benefits, and Milliman & Robertson.

     Although the Compensation Committee did not establish executive compensation levels on the basis of whether specific financial goals had been achieved by the Corporation and the Association, the Compensation Committee (and the Board of Directors) considered the overall profitability of the Corporation and the Association when making their decisions. The Compensation Committee believes that management compensation levels, as a whole, appropriately reflect the application of the Corporation's and Association's executive compensation policy and the progress of the Corporation and the Association.

     During the fiscal year ended September 30, 1999, the base compensation for the Corporation's President and Chief Executive Officer, Gerald V. Brown, was $182,412, which represented a 8% increase from the previous fiscal year. The Compensation Committee believes the increase is appropriate based on competitive salary surveys.

     During the fiscal year ended September 30, 1999, the base compensation for the Corporation's Senior Vice President and Secretary, Robert A. Tucker, was $98,964, which represented a 6% increase from the previous fiscal year. The Compensation Committee believes the increase is appropriate based on competitive salary surveys.

Compensation Committee consisting of:   J. Gillis Hannigan, Chairman
                                        Timothy A. Bailey
                                        Bernard Z. Agrons

     Compensation Committee Interlocks and Insider Participation. No executive officer of the Corporation or the Association has served as a member of the compensation committee of another entity, one of whose executive officers served on the Compensation Committee. No executive officer of the Corporation or the Association has served as a director of another entity, one of whose executive officers served on the Compensation Committee. No executive officer of the Corporation or the Association has served as a member of the compensation committee of another entity, one of whose executive officers served as a director of the Corporation or the Association.

     Performance Graph. The following graph compares the cumulative total shareholder return on the Corporation's Common Stock with the cumulative total return on the Nasdaq Index (U.S. Companies) and with the SNL $1 Billion to $5 Billion Thrift Index. Total return assumes the reinvestment of all dividends.

                       [Performance Graph appears here]

                   10-05-1995  09-30-1996  09-30-1997  09-30-1998  09-30-1999
                   ----------  ----------  ----------  ----------  ----------
Klamath First
 Bancorp, Inc.      $100.00     $115.50      $182.51     $146.31    $109.60
The Nasdaq Index
 (U.S. Companies)    100.00      122.12       167.68      170.51     276.91
SNL $1 Billion
 to $5 Billion
 Thrift Index        100.00      123.27       210.73      200.87     204.97

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               COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT
------------------------------------------------------------------------------

     Section 16(a) of the Exchange Act requires the Corporation's executive officers and directors, and persons who own more than 10% of any registered class of the Corporation's equity securities, to file reports of ownership and changes in ownership with the SEC. Executive officers, directors and greater than 10% shareholders are required by regulation to furnish the Corporation with copies of all Section 16(a) forms they file.

     Based solely on its review of the copies of such forms it has received and written representations provided to the Corporation by the above referenced persons, the Corporation believes that, during the fiscal year ended September 30, 1999, all filing requirements applicable to its reporting officers, directors and greater than 10% shareholders were complied with properly and timely.

------------------------------------------------------------------------------
                   CERTAIN TRANSACTIONS WITH THE ASSOCIATION
------------------------------------------------------------------------------

     The Association has followed the policy of granting loans to its officers, directors and employees on the security of their primary residences and also makes consumer loans to such persons. Loans to such persons are made in the ordinary course of business on substantially the same terms, including interest rate and collateral, as those prevailing at the time for comparable transactions with other persons (unless the loan or extension of credit is made under a benefit program generally available to all other employees and does not give preference to any insider over any other employee), and, in the opinion of management, do not involve more than the normal risk of collectability or present other unfavorable features. At September 30, 1999, loans to directors and executive officers totalled approximately $2.4 million.

------------------------------------------------------------------------------
                           INDEPENDENT AUDITORS
------------------------------------------------------------------------------

     The Board of Directors has appointed Deloitte & Touche LLP, independent public accountants, to serve as the Corporation's auditors for the fiscal year ending September 30, 2000. A representative of Deloitte & Touche LLP is expected to be present at the Meeting to respond to appropriate questions from shareholders and will have the opportunity to make a statement if he or she so desires.

------------------------------------------------------------------------------
                              OTHER MATTERS
------------------------------------------------------------------------------

     The Board of Directors is not aware of any business to come before the Meeting other than those matters described above in this Proxy Statement. However, if any other matters should properly come before the Meeting, it is intended that proxies in the accompanying form will be voted in respect thereof in accordance with the judgment of the person or persons voting the proxies.

     The cost of solicitation of proxies will be borne by the Corporation. Directors, officers and regular employees of the Corporation and the Association may solicit proxies personally or by telecopier or telephone without additional compensation.

     The Corporation's Annual Report to Shareholders has been mailed to all shareholders of record as of the close of business on the Record Date. Any shareholder who has not received a copy of such annual report may obtain a copy by writing to the Corporation. Such annual report is not to be treated as part of this proxy solicitation material or as having been incorporated herein by reference.

------------------------------------------------------------------------------
                            SHAREHOLDER PROPOSALS
------------------------------------------------------------------------------

     In order to be eligible for inclusion in the proxy materials of the Corporation for next year's Annual Meeting of Shareholders, any shareholder proposal to take action at such meeting must be received at the Corporation's main office at 540 Main Street, Klamath Falls, Oregon, no later than August 18, 2000. Any such proposals shall be subject to the requirements of the proxy solicitation rules adopted under the Exchange Act.

     The Corporation's Articles of Incorporation provide that shareholders will have the opportunity to nominate directors of the Corporation if such nominations are made in writing and are delivered to the Secretary of the Corporation not less than 30 days nor more than 60 days before the annual meeting of shareholders; provided, however, if less than 31 days notice is given, such notice shall be delivered to the Secretary of the Corporation no later than the close of the tenth day following the date on which notice of the meeting was mailed to shareholders. The notice must set forth (i) the name, age, business address and, if known, residence address of each nominee for election as a director, (ii) the principal occupation or employment of each nominee, (iii) the number of shares of stock of the corporation which are beneficially owned by each such nominee, (iv) such other information as would be required to be included in a proxy statement soliciting proxies for the election of the proposed nominee pursuant to the Exchange Act, including, without limitation, such person's written consent to being named in the proxy statement as a nominee and to serving as a director, if elected, and (v) as to the shareholder giving such notice (a) his or her name and address as they appear on the Corporation's books and (b) the class and number of shares of the Corporation which are beneficially owned by such shareholder.

------------------------------------------------------------------------------
                                 FORM 10-K
------------------------------------------------------------------------------

     A copy of the Annual Report Form 10-K as filed with the SEC will be furnished without charge to shareholders as of the close of business on the Record Date upon written request to Robert A. Tucker, Secretary, Klamath First Bancorp, Inc., 540 Main Street, Klamath Falls, Oregon 97601.

                                  BY ORDER OF THE BOARD OF DIRECTORS

                                  /s/ Robert A. Tucker

                                  ROBERT A. TUCKER
                                  SECRETARY


Klamath Falls, Oregon
December 23, 1999

                               REVOCABLE PROXY
                         KLAMATH FIRST BANCORP, INC.

                       ANNUAL MEETING OF SHAREHOLDERS
                              January 26, 2000

     The undersigned hereby appoints the official Proxy Committee of the Board of Directors of Klamath First Bancorp, Inc. ("Corporation") with full powers of substitution to act as attorneys and proxies for the undersigned, to vote all shares of Common Stock of the Corporation which the undersigned is entitled to vote at the Annual Meeting of Shareholders ("Meeting"), to be held at the Shilo Inn, 2500 Almond Street, Klamath Falls, Oregon, on Wednesday, January 26, 2000, at 2:00 p.m., Pacific Time, and at any and all adjournments thereof, as follows:

                                                       VOTE        VOTE
                                                       FOR       WITHHELD
                                                       ---       --------

     1.  The election as directors of all nominees    [  ]         [  ]
         listed below (except as marked to the
         contrary below).

         Timothy A. Bailey
         James D. Bocchi
         William C. Dalton

         INSTRUCTION:  To withhold your vote
         for any individual nominee(s), write that nominee's(s') name(s) on the line below.


         ---------------------------------------


     2.  Such other matters that may properly
         come before the Meeting or any
         adjournments thereof.


     The Board of Directors recommends a vote "FOR" the above proposal.
------------------------------------------------------------------------------
THIS PROXY, RETURNED PROPERLY SIGNED AND DATED, WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR THE PROPOSITION STATED. IF ANY OTHER BUSINESS IS PRESENTED AT SUCH MEETING, THIS PROXY WILL BE VOTED BY THOSE NAMED IN THIS PROXY IN THEIR BEST JUDGMENT. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE MEETING.
------------------------------------------------------------------------------

              THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS


     Should the undersigned be present and elect to vote at the Meeting or at any adjournment thereof and after notification to the Secretary of the Corporation at the Meeting of the shareholder's decision to terminate this proxy, then the power of said attorneys and proxies shall be deemed terminated and of no further force and effect.

     The undersigned acknowledges receipt from the Corporation prior to the execution of this proxy of Notice of Annual Meeting of Shareholders, a proxy statement for the Annual Meeting of Shareholders, and an Annual Report to Shareholders.


Dated:                  , 2000
       -----------------





----------------------------------     -----------------------------------
PRINT NAME OF SHAREHOLDER              PRINT NAME OF SHAREHOLDER




----------------------------------     -----------------------------------
SIGNATURE OF SHAREHOLDER               SIGNATURE OF SHAREHOLDER



Please sign exactly as your name appears on this card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, only one holder need sign, but each holder should sign, if possible.





------------------------------------------------------------------------------
       PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY PROMPTLY IN THE
                     ENCLOSED POSTAGE-PREPAID ENVELOPE.
------------------------------------------------------------------------------